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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated April 20, 2001 on the combined financial statements of The Security Products and Services Group included in the Armor Holdings, Inc. Form 8-K filed on August 22, 2001 and to all references to our Firm included in this registration statement.


                                              Arthur Andersen LLP



Cincinnati, Ohio
October 26, 2001